UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2023

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As discussed under Item 5.07 below, at the Annual Meeting of Shareholders of Astronics Corporation (the “Company”) held on May 23, 2023, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of the Company’s Common Stock from 40,000,000 to 80,000,000. The Amendment became effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of New York on May 23, 2023. The foregoing is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 23, 2023, Astronics Corporation held its 2023 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following:
1.The election of the Board of Directors;
2.The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;
3.A non-binding shareholder advisory vote on the compensation of the Company's named executive officers;
4.A non-binding shareholder advisory vote on the frequency of the Company's shareholder vote with respect to the compensation of the Company's named executive officers; and
5.The approval of an amendment to the Company’s Restated Certificate of Incorporation, as amended.
In accordance with the Company’s Restated Certificate of Incorporation, as amended, on all agenda items the holders of Astronics common shares and Class B shares voted together as one class, with each common share entitled to one vote and each Class B share entitled to ten votes.
The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:
1) Election of the Board of Directors. The nominees to the Board of Directors were elected based on the following votes:

	For	Withheld	Broker Non-Votes
Robert T. Brady	54,889,355	6,509,868	10,210,759
Jeffry D. Frisby	59,723,105	1,676,118	10,210,759
Peter J. Gundermann	59,774,655	1,624,568	10,210,759
Warren C. Johnson	53,082,956	8,316,267	10,210,759
Robert S. Keane	50,880,387	10,518,836	10,210,759
Neil Y. Kim	59,726,622	1,672,601	10,210,759
Mark Moran	52,881,288	8,517,935	10,210,759
Linda O’Brien	59,791,145	1,608,078	10,210,759

2) Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2023. A total of 68,929,019 votes were cast for the proposal, 2,615,997 votes were cast against it and 64,966 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.
3) The non-binding shareholder advisory vote on the compensation of the Company's named executive officers. A total of 56,094,341 votes were cast for the proposal, 5,080,389 votes were cast against it and 224,493 votes abstained. There were 10,210,759 broker non-votes on the proposal. The shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy.
4) The non-binding shareholder advisory vote on the frequency of the Company's shareholder vote with respect to the compensation of the Company's named executive officers. The shareholders voted to include such an advisory vote every three years. The votes were as follows:

3 Years	2 Years	1 Year	Abstain
36,670,332	373,254	19,076,613	5,279,024
The Company's Board of Directors considered the results of the advisory vote on the frequency of future advisory votes on executive compensation and determined that it would hold future votes on executive compensation every three years until the next shareholder vote on the frequency of these votes.
5) Approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock. A total of 68,826,704 votes were cast for the proposal, 2,666,676 votes were cast against it and 116,602 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the outstanding votes, the number needed to approve the proposal.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report.

Exhibit	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Astronics Corporation, dated May 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	May 24, 2023	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer